Exhibit (d)

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

October 22, 2026

Citibank, N.A. – ADR Department 388 Greenwich Street New York, New York 10013
Re: American Depositary Shares representing shares of Schott Pharma AG & Co. KGaA

Ladies and Gentlemen:

We have acted as counsel to Citibank, N.A., a national banking association organized under the laws of the United States of America, as Depositary (the “Depositary”), in connection with the Registration Statement on Form F-6 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), 50,000,000 American Depositary Shares (the “ADSs”) to be evidenced by American Depositary Receipt(s) (the “ADR(s)”) to be issued in the form of the ADR attached as Exhibit (a) to the Registration Statement. The ADR(s) issued by the Depositary to evidence the ADSs issued pursuant to the Registration Statement will constitute the agreement between the Depositary and the Holder(s) and Beneficial Owner(s) (each as defined in the form of ADR attached as Exhibit (a) to the Registration Statement) of the ADR(s) evidencing such ADSs. Each ADS will represent the right to receive, subject to the terms and conditions of the ADR representing such ADS and the laws of the Federal Republic of Germany, one-quarter (1/4) of one ordinary share of Schott Pharma AG & Co. KGaA, a company incorporated under the laws of the Federal Republic of Germany.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we considered necessary or appropriate to enable us to render this opinion, including but not limited to the Registration Statement and the form of ADR attached as Exhibit (a) to the Registration Statement, as well as such other corporate records, certificates and instruments as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

In rendering the opinions set forth herein, we have assumed that at the time any ADSs are issued: (i) the Registration Statement will have been declared effective by the Commission pursuant to Rule 466 of the Securities Act, and remain effective, (ii) the relevant Deposited Securities (as defined in the form of ADR) will have been duly authorized, legally and validly issued, will be fully paid and non-assessable, will have been duly deposited with a Custodian (as defined in the form of ADR) under and in accordance with all applicable laws and regulations, and will constitute “Shares” within the meaning of such term under the ADR(s), (iii) that the choice of New York law contained in the ADR(s) is legal and valid under the laws of the Federal Republic of Germany, (iv) that insofar as any obligation under the ADR(s) is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction, and (v) the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

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Based upon, subject to and limited by the foregoing, we are of the opinion that the ADSs registered pursuant to the Registration Statement, when issued in accordance with the terms of the ADR(s), will be, when sold, legally issued and will entitle the Holders to the rights specified in the form of ADR evidencing the ADS(s).

We do not express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof. Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

We hereby consent to the filing of this opinion letter as Exhibit (d) to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

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